UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12424 Wilshire Blvd, Ste 745 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2025 (the “Effective Date”), BioSig Technologies, Inc.. (the “Company”) entered into a Equity Subscription Agreement (the “Subscription Agreement”) with Lind Global Fund III, LP (the “Investor”).

Pursuant to the Subscription Agreement, the Company has the right, but not the obligation, to sell to the Investor from time to time (each such occurrence, an “Advance”) up to $5.0 million (the “Commitment Amount”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), during the 36 months following the execution of the Subscription Agreement, subject to (a) an overall cap of 10,000,000 shares and (b) the restrictions and satisfaction of the conditions set forth in the Subscription Agreement. The Company is under no obligation to sell any of its Common Stock to the Investor under the Subscription Agreement. At the Company’s option, the shares of Common Stock would be purchased by the Investor from time to time at a price (the “Market Price”) equal to 95% of the lowest of the daily VWAPs (as hereinafter defined) during a five (or such other period as the Company and the Investor may agree) consecutive trading day period commencing on the date that the Company delivers a notice to the Investor (an “Advance Notice”) that the Company is requiring the Investor to purchase a specified number of shares of Common Stock (the “Advance Shares”). The Company may also specify a minimum acceptable price per share in each Advance. “VWAP” means, for any trading day, the daily volume weighted average price of the Company’s Common Stock for such trading day on the Nasdaq Stock Market as reported by Bloomberg L.P. The maximum number of shares of Common Stock that the Company may require the Investor to purchase in any Advance is an number equal to 66.667% of the average daily volume of the Common Stock on the Nasdaq Stock Market during the five consecutive trading days immediately preceding the date of the Advance Notice; provided that notwithstanding the foregoing limitation, in any period of 30 consecutive days, the total number of Advance Shares that the Company may sell to the Investor may be up to 0.5% of the quotient of the number of shares of Common Stock outstanding on the date of the Advance divided by the Market Price determined for such Advance.

The Company will control the timing and amount of any sales of Common Stock to the Investor. Actual sales of Common Stock to the Investor under the Subscription Agreement will depend on a variety of factors to be determined by the Company and its management from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by the Company and its management as to the appropriate sources of funding for the Company’s business and operations. There can be no assurance that the Company will sell any shares of Common Stock or receive any proceeds therefrom under the Subscription Agreement.

As consideration for the Investor’s irrevocable commitment (subject to the conditions set forth in the Subscription Agreement) to purchase the Company’s Common Stock up to the Commitment Amount, the Company agreed to issue 108,542 shares of Common Stock (the “Commitment Shares”) to the Investor. The Company had previously advanced to the Investor $10,000 to cover certain expenses related to the Subscription Agreement.

Under the applicable rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”) and pursuant to the Subscription Agreement, in no event may the Company issue or sell to the Investor shares of Common Stock in excess of 4,605,765 shares (the “Exchange Cap”), which is 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Subscription Agreement, unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap, (ii) the average price of all applicable sales of Common Stock under the Subscription Agreement equals or exceeds $0.88 per share (which represents the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) on the trading day immediately preceding the Effective Date or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the Effective Date), or (c) as to any Advance, the issuance of the shares in respect of such Advance would be excluded from the Exchange Cap under the rules of the Nasdaq Stock Market (or interpretive guidance provided by the Nasdaq Stock Market with respect thereto) in effect as of the date of determination. The Company may, but is not obligated to, seek approval from its stockholders to issue shares of Common Stock in excess of the Exchange Cap.

Pursuant to the Subscription Agreement, the Investor will not be obligated to purchase or acquire any shares of Common Stock under the Subscription Agreement which, when aggregated with all other shares of Common Stock beneficially owned by the Investor and its affiliates, would exceed result in the beneficial ownership of the Investor and its affiliates (on an aggregated basis) exceeding 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such purchase or acquisition (provided that the Investor, upon notice to the Company, may increase or decrease the foregoing percentage, but not above 9.99%, and that any increase in such percentage shall not be effective until the 61st day after notice is delivered to the Company.

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The Investor’s obligation to purchase the Company’s shares of Common Stock pursuant to the Subscription Agreement is subject to a number of conditions, including that the Company file a registration statement on Form S-1 or Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), registering the issuance and sale of the Commitment Shares and the Advance Shares to be issued and sold pursuant to an Advance under the Securities Act of 1933, as amended (the “Securities Act”), and that the Registration Statement be declared effective by the SEC.

The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibits 10.1 and which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Subscription Agreement, the Investor represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The shares of Common Stock to be issued and sold under the Subscription Agreement are being issued and sold by the Company to the Investor in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Equity Subscription Agreement, dated February 28, 2025, between the Company and Lind Global Fund III, LP

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: March 3, 2025	By:	/s/ Anthony Amato
	Name:	Anthony Amato
	Title:	Chief Executive Officer

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